UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2006
Input/Output, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12961	22-2286646

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12300 Parc Crest Dr. Stafford, TX	77477

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 933-3339
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
     (a) On March 16, 2006, Input/Output, Inc. (the “Company”) issued a press release regarding a restatement of its consolidated financial statements for the year ended December 31, 2004 (affecting the results of operations for fiscal 2004 and the quarterly period ended September 30, 2004) and those for the quarterly periods ended March 31, 2005, June 30, 2005 and September 30, 2005, respectively.
     Section 404 of the Sarbanes-Oxley Act of 2002 requires the Company’s Annual Report on Form 10-K to include a report on management’s assessment of the Company’s internal control over financial reporting and an attestation report by the Company’s independent auditing firm on management’s assessment, as well as the independent auditing firm’s own assessment of such internal controls. Because GX Technology Corporation, a subsidiary of the Company (“GXT”), was acquired by the Company in June 2004, GXT’s internal control over financial reporting was excluded from management’s assessment of the Company’s internal control over financial reporting as of December 31, 2004. In the process of assessing GXT’s internal controls in connection with the preparation of the 2005 consolidated financial statements, the Company determined that GXT’s policies and procedures for timing of recognizing revenue generated from licenses of multi-client seismic survey data were not in accordance with Securities and Exchange Commission guidance. The Company determined that the revenues from certain GXT multi-client data transactions in 2004 and the first three quarters of 2005 were recognized by GXT upon the signing of customer letter agreements and delivery of the multi-client data, but prior to the receipt from the customer of a signed final master geophysical data license agreement and accompanying license supplement. As a result, management of the Company determined, and recommended to the Company’s Audit Committee, that the revenue from these licenses should not have been recognized by GXT until delivery of the data to the customer and receipt from the customer of a signed final master geophysical data license agreement and accompanying license supplement.
     This accounting error has a material impact on the timing of recognition of reported revenues from certain multi-client data license transactions during 2004 and the first three quarters of 2005. Based on this information, on March 14, 2006, management and the Audit Committee of the Company concluded that, under Accounting Principles Board Opinion No. 20, the Company should restate the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and in its Quarterly Reports on Form 10-Q for the interim periods ended September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005, and that the Company’s previously reported consolidated financial statements as of and for those periods as contained in those particular filings should no longer be relied upon.
     While the restatements described above will change reported consolidated and GXT revenue and net income for the periods affected, the revisions will have no impact on the amounts of cash received by GXT from these transactions during 2004 or 2005, and will in effect shift the amounts of revenue recognized from these multi-client license transactions to subsequent periods. The Company anticipates that the estimated impact of the financial restatement of 2004’s results of operations will reduce revenues and net income for 2004 by approximately $6.7 million and $5.0 million, respectively, or approximately $0.07 earnings per basic share, and will increase fiscal 2005 results by approximately the same amounts. The estimated combined impact of the 2005 quarterly restatements will reduce the combined revenues and net income of the first three quarters of 2005 by an estimated $9.2 million and $5.0 million, respectively, or $0.06 earnings per share, and will increase fourth quarter 2005 results by approximately the same estimated amounts. The estimated earnings impact on fiscal 2004, the third quarter of 2004, each of the first three quarters of 2005 and the nine months ended September 30, 2005 is as set forth in the following table of estimated restatement impacts. There can be no assurance that these current estimates will not be required to be materially adjusted when the restated financial statements are filed.
Estimated Restatement Impact
(In thousands, except per share amounts)
( Unaudited )

	As Reported			As Restated
Period	Revenues	Net Income	Earnings/Share	Revenues	Net Income	Earnings/Share

Fiscal 2004	$247,299	$(2,979)	$(0.05)	$240,641	$(7,976)	$(0.12)

Quarter Ended Sept 30, 2004	$80,861	$(4,974)	$(0.07)	$76,761	$(8,183)	$(0.11)

Quarter Ended March 31, 2005	$66,837	$(4,012)	$(0.05)	$62,042	$(8,207)	$(0.10)

Quarter Ended June 30, 2005	$84,024	$2,448	$0.03	$89,532	$6,187	$0.08

Quarter Ended Sept 30, 2005	$82,710	$1,443	$0.02	$79,457	$2,424	$0.03

Nine Months Ended Sept 30, 2005	$233,571	$(120)	$0.00	$231,031	$405	$0.01
     The Company has filed a notice under Rule 12b-25 with the Securities and Exchange Commission (“SEC”) that extends the period in which it may file its Annual Report on Form 10-K for the year ended December 31, 2005. The extension provided under Rule 12b-25 allows the Company to file its Annual Report on Form 10-K on or before March 31, 2006. The Company currently expects to file its 2005 Annual Report on Form 10-K no later than March 31, 2006.
     As discussed above, GXT had been acquired by the Company in June 2004, and its internal control over financial reporting had been excluded from management’s assessment of the Company’s internal control over financial reporting as of December 31, 2004 under Section 404 of the Sarbanes-Oxley Act of 2002, in reliance on guidance contained in an interpretive release issued by the staff of the SEC’s Office of Chief Accountant and Division of Corporation Finance in June 2004. Management has determined that, because the controls in effect at GXT at March 31, 2005, June 30, 2005, September 30, 2005, and December 31, 2005 did not effectively confirm the timing of revenue recognition from multi-client data licenses in accordance with relevant interpretations of SEC guidance, these matters constituted deficiencies in internal control over financial reporting and material weaknesses in the Company’s internal control over financial reporting as of such dates, as those terms are currently defined by the Public Company Accounting Oversight Board.
     The Company had previously disclosed in its Forms 10-Q for the first three quarters of fiscal 2005 the conclusions of its principal executive officer and principal financial officer that the Company’s disclosure controls and procedures as of March 31, 2005, June 30, 2005 and September 30, 2005, were effective at that time to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), was recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. In light of the material weaknesses described above, the Company’s principal executive and financial officer has now concluded that, as of such dates, the Company’s disclosure controls and procedures related to revenue recognition from multi-client data licenses were not effective to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. As a result, the Company’s previous conclusions that the Company’s disclosure controls and procedures as of March 31, 2005, June 30, 2005 and September 30, 2005, were effective should no longer be relied upon.
     The Company is currently reviewing the design of its internal controls relating to GXT multi-client data revenue in order to remediate the material weakness. However, as a result of the timing in the identification of this material weakness, this material weakness will not be remediated by the time management concludes its testing and assessment of internal control over financial reporting for the year ended December 31, 2005.
     The Company continues to assess its findings as to other potential material weaknesses to report under Section 404. Since management has not completed its testing and evaluation of the Company’s internal control over financial reporting and the control deficiencies identified to date in 2005, the Company’s management may ultimately identify and disclose additional control deficiencies as being material weaknesses. The Company will conclude its analyses and report its findings when it files its Annual Report on Form 10-K for the period ending December 31, 2005.
     The Audit Committee of the Board of Directors and authorized Company officers have discussed the matters disclosed in this Current Report on Form 8-K with Ernst & Young, LLP (“E&Y”), the Company’s current independent registered public accounting firm, and with PricewaterhouseCoopers LLP (“PwC”), the Company’s former independent registered public accounting firm. Neither PwC nor E&Y has audited the proposed adjustments and estimates of earnings impacts from the restatements described in this Current Report on Form 8-K.

     The information contained in this report contains certain forward-looking statements within the meaning of Section 21E of the Exchange Act. These forward-looking statements include statements concerning the estimated timing of filing the Company’s Form 10-K for its fiscal year ended December 31, 2005 and any restated consolidated financial statements, as well as statements concerning estimated revenues, net income and earnings per share. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include events or developments currently unforeseen in the completion of the audit and review procedures concerning, and the preparation of, the Company’s 2005 financial statements; and risks of potential technical defaults under the terms of the Company’s credit facilities and registration rights agreements with certain of its investors. Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 20, 2006

Input/Output, Inc. (Registrant)
By:	/s/ DAVID L. ROLAND
	Name:	David L. Roland
	Title:	Vice President, General Counsel and Corporate Secretary